Exhibit 99.1

HERSHA HOSPITALITY TRUST
510 Walnut Street, 9th Floor
Philadelphia, PA 19016
Phone: 215-238-1046
Fax: 215-238-0157
www.hersha.com

For Immediate Release
Contact:	Ashish Parikh, CFO
Ph: (215) 238-1046

HERSHA HOSPITALITY ANNOUNCES
THIRD QUARTER 2009 RESULTS

-  Achieved consolidated Hotel EBITDA margins of 37.7%  -
-  Margin decline excluding property taxes held to 117 bps  -
-  Consolidated Hotel RevPAR decreased 14.8%  -
-  Adjusted Funds from Operation (“AFFO”) was $0.23 per diluted common share  -
-  Beginning to benefit from Improving Market in NYC  -

Philadelphia, PA., November 4, 2009 -- Hersha Hospitality Trust (NYSE: HT), owner of select service and upscale hotels in major metropolitan markets, today announced results for the third quarter ended September 30, 2009.

Financial Results

For the third quarter ending September 30, 2009, AFFO was $14.1 million, compared to $21.9 million in the third quarter of 2008.  AFFO per diluted common share and limited partnership unit was $0.23 compared to $0.39 for the same quarter of 2008. AFFO for the third quarter of 2009 excludes an aggregate of $39.1 million, or $0.75 per diluted share and limited partnership unit, in non-cash impairment charges, consisting of $17.7 million in non-cash impairment charges on one hotel and two land parcels that are classified as held for sale as of September 30, 2009, and $21.4 million in non-cash impairment charges on two mezzanine loans in the Company’s development loan portfolio.

Net loss applicable to common shareholders was $(33.6) million, or $(0.65) per diluted common share, compared to net income of $5.1 million, or $0.11 per common share for the third quarter of 2008. Excluding the non-cash impairment charges, the Company would have recorded Net Income for the third quarter of 2009 of $5.5 million, or $0.11 per diluted common share for the third quarter of 2009. A reconciliation of FFO and AFFO and EBITDA and Adjusted EBITDA to net income (loss) applicable to common shares, the most directly applicable U.S. GAAP measure, is included at the end of this release.

Mr. Jay H. Shah, Hersha Hospitality’s Chief Executive Officer, stated, “We again delivered industry-leading margins in the third quarter as we realized the positive attributes of our select service portfolio, combined with our ongoing cost containment programs. We believe we are beginning to see early signs of stabilization as the year over year declines moderated for the second straight quarter, but we recognize that the environment will remain challenging for at least the next several quarters.  We have also successfully taken steps to improve our liquidity position and to strengthen our balance sheet.  During the third quarter we completed the sale of four assets, brought on a new strategic capital partner and initiated a cost effective “at the market” equity program. We intend to continue to enhance our liquidity position while also evaluating and potentially pursuing selective opportunities within our key markets as we move forward.”

Operating Results

For the quarter ended September 30, 2009, revenue per available room (“RevPAR”) for the Company's consolidated hotels was down 14.8% to $95.7 compared to $112.4 in the prior year period.  The decline was a result of an average daily rate (“ADR”) decrease of 11.6% to $128.1 and a 2.8 percentage point decline in occupancy to 74.7%.  In comparison to the first and second quarters of 2009, the portfolio of consolidated hotels is showing that the pace of RevPAR declines is abating.

Hotel earnings before interest, taxes, depreciation, and amortization (“Hotel EBITDA”) for Hersha's consolidated hotels was $22.7 million for the quarter ended September 30, 2009 compared to $27.6 million for the same period in 2008. Hotel EBITDA margins deteriorated 263 basis points during the third quarter of 2009 from approximately 40.3% to 37.7%.  The margin deterioration was primarily related to a decline in revenues in the third quarter of 2009, the resulting loss of operating leverage and higher property taxes, which was partially offset by ongoing cost-cutting initiatives.

On a same-store basis for Hersha's consolidated hotels (54 hotels), RevPAR was down 17.1% to $93.7 for the quarter ended September 30, 2009 compared to $113.0 in the prior year period.  The decline was a result of an ADR decrease of 12.9% to $125.7 and a 3.7 percentage point decline in occupancy.

Same-store consolidated Hotel EBITDA for the quarter ended September 30, 2009 was $20.8 million compared to $27.2 million for the quarter ended September 30, 2008. The Company's same-store Hotel EBITDA margin was 37.2% in the third quarter of 2009 compared to 40.6% in the third quarter of 2008.  On a same-store basis, the increase in property taxes accounted for almost half of the decline in EBITDA margin.

New York City

For the Company’s consolidated portfolio of New York City properties (which historically have accounted for approximately 35% of the Company’s EBITDA), occupancy has been greater than 90% for the second quarter in a row.  As demand appears to be stabilizing, the Company will continue to test its ability to restore rate. Hersha’s New York City portfolio includes a number of relatively new properties that are still ramping up their operations.  The continued stabilization of their operating results and market share growth has contributed to the Company’s ability to outperform the overall NYC market on its RevPAR results.

The year over year rate of RevPAR decline for the Company’s consolidated portfolio of New York City properties has shown improvement in the third quarter of 2009 compared to what the Company experienced in the first and second quarter of 2009.  Same-store RevPAR for the Company's consolidated portfolio of New York City hotels declined 22.7% from the prior year third quarter, driven by an ADR decrease of 26.7% partially offset by an improvement of 4.7 percentage points in occupancy to 91.6%. The year over year decline was primarily due to the ongoing difficult economic environment and strong results in the year ago period. Hotel EBITDA margin was 39.1%, despite the decline in same store RevPAR and a 17.5% increase in property taxes.

Financing

During the third quarter and through the date of this release, the Company sold 2.7 million common shares through its cost-effective “at the market” equity offering program at a weighted average offering price of $3.10 per share, generating net proceeds of approximately $8.1 million.

Assets Held for Sale and Non-Cash Impairment Charges

The Company has reclassified one consolidated hotel and two land parcels as assets held for sale.  In conjunction with this reclassification the Company has performed an impairment analysis based upon the likely sale value of these assets which it considers to be fair value. The Company has also performed an impairment analysis on the loans in its development loan portfolio.   Based on the results of this analysis, the Company is recognizing a non-cash impairment charge of $17.7 million on its assets held for sale and a non-cash impairment charge of $21.4 million on two mezzanine loans in its development loan portfolio.

Financial Outlook for 2009

The Company is refining its financial projections for full-year 2009. The outlook assumes that operating conditions remain challenging for the remainder of the year but also assumes that the overall economy continues to stabilize in the fourth quarter.

Based on those expectations, the Company is providing the following set of projections for the portfolio for the full 2009 calendar year:

•	RevPAR for 2009 is forecasted to decline by 15.0% to 18.0% versus 2008, compared to the prior range of 14.0% to 20.0%.

•	Operating margin deterioration of 300 basis points to 350 basis points, compared to the prior range of 200 basis points to 400 basis points.

•	2009 results will reflect full year operational results for the six assets purchased in 2008 and the stabilization of other assets opened and purchased in 2007.

Dividend

For the third quarter of 2009, Hersha Hospitality Trust paid dividends of $0.05 per common share and limited partnership unit. The Company also paid a third quarter cash dividend of $0.50 per Series A Preferred Share.

Third Quarter 2009 Earnings Release and Conference Call

The Company will host a conference call to discuss the results at 9:00 AM Eastern time on Thursday, November 5, 2009.  Hosting the call will be Mr. Jay H. Shah, Chief Executive Officer, Mr. Neil H. Shah, President and Chief Operating Officer, and Mr. Ashish Parikh, Chief Financial Officer.

The live conference call can be accessed by dialing (877) 440-5807 or (719) 325-4802 for international participants.  A replay of the call will be available from 12:00 noon Eastern time on November 5, 2009, through midnight Eastern Time on November 19, 2009. The replay can be accessed by dialing (888) 203-1112 or (719) 457-0820 for international participants.  The passcode for the call and the replay is 9337241.

About Hersha Hospitality

Hersha Hospitality Trust is a self-advised real estate investment trust, which owns interests in 73 hotels, totaling 9,294 rooms, primarily along the Northeast Corridor from Boston to Washington D.C. The Company also owns hotels in Northern California and Scottsdale, Arizona. Hersha focuses on select service and upscale hotels in major metropolitan markets. More information on the Company and its portfolio of hotels is available on Hersha's website at www.hersha.com.

Forward Looking Statement

Certain matters within this press release are discussed using forward-looking language as specified in the Private Securities Litigation Reform Act of 1995, and, as such, may involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance to differ from those projected in the forward-looking statement.  These forward-looking statements include statements related to the Company’s ability to capitalize on selective opportunities in the future, stabilization in hotel operating metrics (including operating metrics with respect to the Company’s consolidated portfolio of New York City hotels) and the Company’s forecasted estimates related to the financial outlook for the full 2009 calendar year. For a description of factors that may cause the Company’s actual results or performance to differ from its forward-looking statements, please review the information under the heading “Risk Factors” included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, as filed with the Securities and Exchange Commission.

HERSHA HOSPITALITY TRUST
Balance Sheet
(in thousands, except shares and per share data)
	September 30, 2009	December 31, 2008
Assets:
Investment in Hotel Properties, net of Accumulated Depreciation	$936,031	$982,082
Investment in Unconsolidated Joint Ventures	44,042	46,283
Development Loans Receivable	47,990	81,500
Cash and Cash Equivalents	12,494	15,697
Escrow Deposits	15,588	12,404
Hotel Accounts Receivable, net of allowance for doubtful accounts of $88 and $120	9,784	6,870
Deferred Financing Costs, net of Accumulated Amortization of $3,756 and $3,606	8,831	9,157
Due from Related Parties	3,138	3,595
Intangible Assets, net of Accumulated Amortization of $738 and $595	7,529	7,300
Other Assets	13,095	13,517
Assets Held for Sale	21,073	-

Total Assets	$1,119,595	$1,178,405

Liabilities and Equity:
Line of Credit	$80,000	$88,421
Mortgages and Notes Payable, net of unamortized discount of $52 and $61	640,470	655,360
Accounts Payable, Accrued Expenses and Other Liabilities	17,997	17,745
Dividends and Distributions Payable	4,232	11,240
Due to Related Parties	90	302
Liabilities Related to Assets Held for Sale	20,908	-

Total Liabilities	763,697	773,068

Redeemable Noncontrolling Interests - Common Units	$15,391

Equity:
Shareholders' Equity:
Preferred Shares - 8% Series A, $.01 Par Value, 2,400,000 Shares Issued and Outstanding (Aggregate Liquidation Preference $60,000) at September 30, 2009 and December 31, 2008	24	24
Common Shares - Class A, $.01 Par Value, 150,000,000 and 80,000,000 Shares Authorized at September 30, 2009 and December 31, 2008, 56,473,120 and 48,276,222 Shares Issued and Outstanding at September 30, 2009 and December 31, 2008, respectively	564	483
Common Shares - Class B, $.01 Par Value, 1,000,000 Shares Authorized, None Issued and Outstanding	-	-
Accumulated Other Comprehensive Loss	(160)	(109)
Additional Paid-in Capital	483,226	463,772
Distributions in Excess of Net Income	(171,752)	(114,207)
Total Shareholders' Equity	311,902	349,963

Noncontrolling Interests:
Noncontrolling Interests - Common Units	28,329	34,781
Noncontrolling Interests - Consolidated Joint Ventures	276	1,854
Total Noncontrolling Interests	28,605	36,635

Total Equity	340,507	386,598

Total Liabilities and Equity	$1,119,595	$1,178,405

HERSHA HOSPITALITY TRUST
Summary Results
(in thousands, except shares and per share data)
	Three Months Ended		Nine Months Ended
	September 30, 2009	September 30, 2008	September 30, 2009	September 30, 2008
Revenues:
Hotel Operating Revenues	$60,245	$68,471	$160,346	$180,912
Interest Income from Development Loans	1,427	1,586	5,990	5,759
Other Revenue	185	257	575	914
Total Revenues	61,857	70,314	166,911	187,585

Operating Expenses:
Hotel Operating Expenses	33,563	37,530	93,276	101,082
Hotel Ground Rent	292	308	876	750
Real Estate and Personal Property Taxes and Property Insurance	3,788	3,194	10,364	9,013
General and Administrative	1,512	1,457	4,362	4,490
Stock Based Compensation	579	416	1,500	1,043
Acquisition and Terminated Transaction Costs	32	21	76	211
Loss on Impairment of Assets	21,408	-	21,408	-
Depreciation and Amortization	10,924	10,221	32,122	28,543
Total Operating Expenses	72,098	53,147	163,984	145,132

Operating Loss	(10,241)	17,167	2,927	42,453

Interest Income	49	69	159	252
Interest Expense	11,129	10,458	32,170	30,473
Other Expense	29	24	110	73
Loss on Debt Extinguishment	-	1,417	-	1,417
(Loss) Income before (Loss) Income from Unconsolidated Joint Venture Investments and Discontinued Operations	(21,350)	5,337	(29,194)	10,742

(Loss) Income from Unconsolidated Joint Venture Investments	(606)	1,629	(2,330)	2,251

(Loss) Income from Continuing Operations	(21,956)	6,966	(31,524)	12,993

Discontinued Operations
Gain on Disposition of Hotel Properties	1,868	-	1,868	-
Loss from Impairment of Assets Held for Sale	(17,683)	-	(17,683)	-
(Loss) Income from Discontinued Operations	(164)	794	205	844
(Loss) Income from Discontinued Operations	(15,979)	794	(15,610)	844

Net (Loss) Income	(37,935)	7,760	(47,134)	13,837

Loss (Income) Allocated to Noncontrolling Interests	5,560	(1,425)	7,162	(2,156)
Preferred Distributions	(1,200)	(1,200)	(3,600)	(3,600)

Net (Loss) Income Applicable to Common Shareholders	$(33,575)	$5,135	$(43,572)	$8,081

Earnings per Share:
BASIC
(Loss) Income from Continuing Operations Applicable to Common Shareholders	$(0.39)	$0.10	$(0.62)	$0.16
(Loss) Income from Discontinued Operations	(0.26)	0.01	(0.27)	0.02

Net (Loss) Income Applicable to Common Shareholders	$(0.65)	$0.11	$(0.89)	$0.18

DILUTED
(Loss) Income from Continuing Operations Applicable to Common Shareholders	$(0.39)	$0.10	$(0.62)	$0.16
(Loss) Income from Discontinued Operations	(0.26)	0.01	(0.27)	0.02

Net (Loss) Income Applicable to Common Shareholders	$(0.65)	$0.11	$(0.89)	$0.18

Weighted Average Common Shares Outstanding:
Basic	51,878,482	47,764,168	49,187,465	44,315,615
Diluted	51,878,482	47,764,168	49,187,465	44,315,615

AFFO and GAAP Reconciliation

The National Association of Real Estate Investment Trusts (“NAREIT”) developed Funds from Operations (“FFO”) as a non-GAAP financial measure of performance of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP.  We calculate FFO applicable to common shares and Partnership units in accordance with the April 2002 National Policy Bulletin of NAREIT, which we refer to as the White Paper.   The White Paper defines FFO as net income (loss) (computed in accordance with GAAP) excluding extraordinary items as defined under GAAP and gains or losses from sales of previously depreciated assets, plus certain non-cash items, such as depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.  Our interpretation of the NAREIT definition is that noncontrolling interest in net income (loss) should be added back to (deducted from) net income (loss) as part of reconciling net income (loss) to FFO. Our FFO computation may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than we do.

The GAAP measure that we believe to be most directly comparable to FFO, net income (loss) applicable to common shares, includes depreciation and amortization expenses, gains or losses on property sales and minority interest.  In computing FFO, we eliminate these items because, in our view, they are not indicative of the results from our property operations.

Hersha also presents Adjusted Funds from Operations (AFFO), which reflects FFO in accordance with the NAREIT definition further adjusted by:

•	adding back write-offs of deferred financing costs on debt extinguishment, both for consolidated and unconsolidated properties;
•	adding back amortization of deferred financing costs;
•	making adjustments for the amortization of original issue discount/premium;
•	adding back non-cash stock expense;
•	adding back non-cash impairment expenses;
•	adding back FFO attributed to our partners in consolidated joint ventures; and
•	making adjustments to ground lease payments, which are required by GAAP to be amortized on a straight-line basis over the term of the lease, to reflect the actual lease payment.

FFO and AFFO do not represent cash flows from operating activities in accordance with GAAP and should not be considered an alternative to net income as an indication of Hersha’s performance or to cash flow as a measure of liquidity or ability to make distributions. We consider FFO and AFFO to be meaningful, additional measures of our operating performance because they exclude the effects of the assumption that the value of real estate assets diminishes predictably over time, and because they are widely used by industry analysts as performance measures. We show both FFO from consolidated hotel operations and FFO from unconsolidated joint ventures because we believe it is meaningful for the investor to understand the relative contributions from our consolidated and unconsolidated hotels. The display of both FFO from consolidated hotels and FFO from unconsolidated joint ventures allows for a detailed analysis of the operating performance of our hotel portfolio by management and investors.  We present FFO and AFFO applicable to common shares and Partnership units because our Partnership units are redeemable for common shares.  We believe it is meaningful for the investor to understand FFO and AFFO applicable to all common shares and Partnership units.

The following table reconciles FFO and AFFO for the periods presented to the most directly comparable GAAP measure, net income (loss) applicable to common shares, for the same periods:

HERSHA HOSPITALITY TRUST
Funds from Operations (FFO) and Adjusted Funds from Operations (AFFO)
(in thousands, except shares and per share data)

	Three Months Ended		Nine Months Ended
	September 30, 2009	September 30, 2008	September 30, 2009	September 30, 2008

Net (loss) income applicable to common shares	$(33,575)	$5,135	$(43,572)	$8,081
(Loss) income allocated to noncontrolling interest	(5,560)	1,425	(7,162)	2,156
Loss (income) from unconsolidated joint ventures	606	(1,629)	2,330	(2,251)
Gain on disposition of hotel properties	(1,868)	-	(1,868)	-
Depreciation and amortization	10,924	10,221	32,122	28,543
Depreciation and amortization from discontinued operations	139	636	1,129	1,948
FFO allocated to noncontrolling interests in consolidated joint ventures	(23)	(167)	(98)	(229)
Funds from consolidated hotel operations applicable to common shares and Partnership units	(29,357)	15,621	(17,119)	38,248

(Loss) income from unconsolidated joint venture investments	(606)	1,629	(2,330)	2,251
Add:
Depreciation and amortization of purchase price in excess of historical cost	519	522	1,565	1,568
Interest in depreciation and amortization of unconsolidated joint ventures	1,959	1,498	3,684	5,127
Funds from unconsolidated joint venture operations applicable to common shares and Partnership units	1,872	3,649	2,919	8,946

Funds from Operations applicable to common shares and Partnership units	(27,485)	19,271	(14,200)	47,194

Add:
FFO allocated to noncontrolling interests in consolidated joint ventures	23	167	98	229
Impairment of development loan receivable	21,955	-	21,955	-
Loss from impairment of assets held for sale	18,436	-	18,436	-
Acquisition and terminated transaction costs	32	21	76	211
Amortization of deferred financing costs	486	589	1,553	1,487
Deferred financing costs written off in debt extinguishment	-	1,417	-	1,417
Amortization of discounts and premiums	3	(13)	9	(289)
Non cash stock compensation expense	579	416	1,500	1,043
Straight-line amortization of ground lease expense	69	74	207	213

Adjusted Funds from Operations	$14,098	$21,941	$29,634	$51,505

AFFO per Diluted Weighted Average Common Shares and Units Outstanding	$0.23	$0.39	$0.51	$0.99

Diluted Weighted Average Common Shares and Units Outstanding	60,583,677	56,515,177	57,919,913	52,111,433

Adjusted EBITDA and GAAP Reconciliation

Adjusted Earnings Before Interest, Taxes, and Depreciation and Amortization (EBITDA) is a non-GAAP financial measure within the meaning of the Securities and Exchange Commission rules. Our interpretation of Adjusted EBITDA is that EBITDA derived from our investment in unconsolidated joint ventures should be added back to net income (loss) as part of reconciling net income (loss) to Adjusted EBITDA. Our Adjusted EBITDA computation may not be comparable to EBITDA or Adjusted EBITDA reported by other companies that interpret the definition of EBITDA differently than we do. Management believes Adjusted EBITDA to be a meaningful measure of a REIT's performance because it is widely followed by industry analysts, lenders and investors and that it should be considered along with, but not as an alternative to, net income, cash flow, FFO and AFFO, as a measure of the company's operating performance.

Hotel EBITDA is a commonly used measure of performance in the hotel industry for a specific hotel or group of hotels. We believe Hotel EBITDA provides a more complete understanding of the operating results of the individual hotel or group of hotels. We calculate Hotel EBITDA by utilizing the total revenues generated from hotel operations less all operating expenses, property taxes, insurance and management fees, which calculation excludes Company expenses not specific to a hotel. Because Hotel EBITDA is specific to individual hotels or groups of hotels and not to the Company as a whole, it is not directly comparable to any GAAP measure and should not be relied on as a measure of performance for our portfolio of hotels taken as a whole.

HERSHA HOSPITALITY TRUST
Adjusted EBITDA
(in thousands)
	Three Months Ended		Nine Months Ended
	September 30, 2009	September 30, 2008	September 30, 2009	September 30, 2008

Net (loss) income applicable to common shares	$(33,575)	$5,135	$(43,572)	$8,081
Less:
Loss (income)from unconsolidated joint ventures	606	(1,629)	2,330	(2,251)
Gain on disposition of hotel properties	(1,868)	-	(1,868)	-
Interest income	(49)	(69)	(159)	(252)
Add:
(Loss) income allocated to noncontrolling interest	(5,560)	1,425	(7,162)	2,156
Impairment of development loan receivable	21,955	-	21,955	-
Loss from impairment of assets held for sale	18,436	-	18,436	-
Distributions to Series A Preferred Shareholders	1,200	1,200	3,600	3,600
Interest expense from continuing operations	11,129	10,458	32,170	30,473
Interest expense from discontinued operations	283	438	1,050	1,546
Deferred financing costs written off in debt extinguishment	-	1,417	-	1,417
Depreciation and amortization from continuing operations	10,924	10,221	32,122	28,543
Depreciation and amortization from discontinued operations	139	636	1,129	1,948
Non-cash stock compensation expense	579	416	1,500	1,043
Straight-line amortization of ground lease expense	69	74	207	213

Adjusted EBITDA from consolidated hotel operations	24,268	29,722	61,738	76,517

(Loss) income from unconsolidated joint venture investments	(606)	1,629	(2,330)	2,251
Add:
Depreciation and amortization of purchase price in excess of historical cost	519	522	1,565	1,568
Adjustment for interest in interest expense, depreciation and amortization of unconsolidated joint ventures	5,169	4,689	13,232	15,171

Adjusted EBITDA from unconsolidated joint venture operations	5,082	6,840	12,467	18,990

Adjusted EBITDA	$29,350	$36,562	$74,205	$95,507

Supplemental Schedules

The company has published supplemental earnings schedules in order to provide additional disclosure and financial information for the benefit of the company's stakeholders.  These can found in the Investor Relations section and the “SEC Filings and Presentations” page of the Company’s Web site, www.hersha.com.